UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 13, 2013, we completed an amendment ("the First Amendment") to our senior secured credit facility. The First Amendment reduces the applicable LIBOR rate floor from 1.25% to 1.00%, and it reduces the applicable margin from 4.25% to 3.25% in the case of Eurodollar term loans and from 3.25% to 2.25% in the case of base rate term loans.  In addition, the First Amendment excludes holders of at least 20% of our voting equity as of the First Amendment closing date from the change of control provisions of the credit agreement, increases the threshold for a change of control from 40% to 50% of our voting equity and removes the cross-default provisions to a change of control to our outstanding existing notes. The First Amendment also adds flexibility to make asset sales and extends the reinvestment period for asset sale proceeds from 12 months to 18 months, while adding a soft call protection for the lenders whereby we must pay a 1% fee on the amount of any term loans which we voluntarily prepay or reprice within the first six months after the First Amendment closing date. We do not consider the First Amendment to represent a material change in our credit agreement.

The foregoing summary of the First Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the First Amendment, a copy of which we will file as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this report are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On December 11, 2013, we ceased operating Henderson Casino Bowl in Henderson, Nevada.  Our casino in Henderson did not represent a material portion of our consolidated operations, and we were operating it under a lease agreement which expires in February 2014.  We own a parcel of land adjacent to the casino in Henderson which we are attempting to sell. We have reached a preliminary agreement with a third-party which currently pays rent to us for a cell phone tower it operates on the parcel of land, and we expect the agreement to close in January 2014. In relation to our abandonment of operations in Henderson and the disposition of related assets and liabilities, we do not expect to recognize any material amount of loss or expense.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	December 19, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer